EXHIBIT 99.1

TEXT OF AMENDMENT TO CERTIFICATE OF INCORPORATION

“Effective upon the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment (the “Effective Time”), each outstanding share of Series A Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series A Preferred”) shall, without any action on the part of the holder thereof, be reclassified as, and converted into: (i) the number of fully paid and nonassessable shares of Common Stock (for each holder, rounded up to the closest number of whole shares) into which such share of Series A Preferred is then convertible pursuant to Section (c) of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Designations”) filed in connection with the initial issuance of the Series A Preferred (as in effect immediately prior to the Effective Time); and (ii) a warrant to purchase a number of Common Shares (for each holder, rounded down to the closest number of whole shares) equal to one half of one share of Common Stock for each share of Common Stock issued pursuant to clause (i) in respect of the Invested Amount (as defined in the Series A Designations) per share of Series A Preferred, but not in respect of accrued but unpaid dividends on such share of Series A Preferred, with each such warrant to be substantially in the form of Warrant included with the Corporation’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on October 14, 2009.”